UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 3, 2014

Capella Education Company
(Exact name of registrant as specified in its charter)

Minnesota	001-33140	41-1717955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (888) 227-3552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 3, 2014, Capella Education Company accepted notice to activate an amendment to our current lease with Minneapolis 225 Holdings, LLC for our premises at 225 South Sixth Street in Minneapolis, Minnesota. Pursuant to the amendment, on or before July 3, 2014, we will return 54,940 square feet of our currently leased space of 426,165 square feet. Employees located in this area will be relocated to other areas within our remaining space.
We anticipate recording a charge of approximately $2.5 million during the 2nd quarter of 2014 in connection with this amendment. We anticipate expense savings of approximately $7.0 million over the remainder of the lease term, with approximately $800,000 of those savings expected in 2014. Our current lease expires October 31, 2018, and we have the right to extend the lease for two successive periods of five years each.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY

Date: April 9, 2014	By	/s/ Steven L. Polacek
Steven L. Polacek
Senior Vice President and Chief Financial Officer